SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2002

HEALTHAXIS INC.
(Exact name of registrant as specified in charter)

Pennsylvania	0-13591	23-2214195
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5215 N. O’Connor Blvd., 800 Central Tower, Irving, Texas 75039
(Address of principal executive offices)

(972) 443-5000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On June 11, 2002, HealthAxis Inc. issued a press release announcing that the Company and UICI, a significant shareholder, had mutually agreed to an early termination of Healthaxis’ Information Technology Services Agreement with UICI. Historically, UICI and its subsidiaries constitute, in the aggregate, the Company’s largest customer. Any revenue derived from UICI in the future is not expected to be significant. The transaction was completed and closed on June 17, 2002. A copy of such press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not Applicable

(b)	Pro-Forma Financial Information

On June 17, 2002, Healthaxis (the “Company”) consummated an agreement with UICI terminating the Information Technology Services Agreement (the “Agreement”) between the two parties. Healthaxis will account for the transaction as a disposition of a line of business. The Company has previously reported the activities under the Agreement as a separate operating segment (Outsourcing). Under the terms of the agreement, UICI made a one-time cash payment to Healthaxis in the amount of $6.5 million and tendered 500,000 shares of Healthaxis common stock back to the Company. In return, approximately 165 Healthaxis employees that were previously dedicated to providing services to UICI under the Agreement have been transfered to and are now employed by UICI. Approximately thirteen previously dedicated employees have been terminated by the Company and will not transfer over to UICI in the transaction. As a result, all expenses directly associated with the transferred or terminated employees will no longer be incurred by Healthaxis. Under the terms of the Agreement, Healthaxis was entitled to receive revenues from UICI equaling the sum of the costs allocable under the Agreement plus ten percent of such costs.

The following unaudited proforma condensed financial statements of operations for the year ended December 31, 2001, and for the three months ended March 31, 2002, reflect the historical accounts of the Company for those periods, adjusted to give proforma effect to the transaction as if the transaction occurred at the beginning of each period presented. The following unaudited proforma condensed balance sheet as of March 31, 2002, reflects the historical accounts of the Company adjusted to give proforma effect to the transaction as if it occurred on March 31, 2002.

The unaudited proforma condensed financial data and accompanying notes should be read in conjunction with the description of the transaction contained in this Current Report on Form 8-K and the Consolidated Financial Statements and related notes included in the Company’s 2001 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q relating to the fiscal quarter ended March 31, 2002, in each case, previously filed with the Commission. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of the Company’s financial condition or results of operations had the transaction been consummated on the dates assumed and are not intended to project the Company’s financial condition on any future date or results of operations for any future period.

Healthaxis Inc. and Subsidiaries
Unaudited Proforma Condensed Statement of Operations
For the Year Ended December 31, 2001
(Dollars in thousands, except per share amounts)

		Pro Forma		Pro
	Historical	Adjustments		Forma

Revenue	$14,133			$14,133
Revenue from affiliates	29,657	$(20,685	) (1)	8,972

Total revenue	43,790	(20,685)		23,105
Expenses:
Costs of revenues	41,993	(17,436	) (2)	24,557
Sales and marketing	3,225			3,225
General and administrative	13,492			13,492
Research and development	1,479			1,479
Restructuring and impairment charges	279,607			279,607
Loss on sale of building	2,498			2,498
Amortization of intangibles	14,034	(1,473	) (3)
		(284	) (7)	12,277

Total expenses	356,328	(19,193)		337,135
Operating loss	(312,538)	(1,492)		(314,030)
Interest expense and other income, net	(2,795)			(2,795)

Loss before minority interest	(315,333)	(1,492)		(316,825)
Minority interest in loss of subsidiary	3,080			3,080

Loss from continuing operations	(312,253)	(1,492)		(313,745)
Extraordinary gain	1,681			1,681

Net loss	$(310,572)	$(1,492)		$(312,064)

Loss per share of common stock (basic and diluted):
Continuing operations	$(6.22)			$(6.32)
Extraordinary gain	0.03			0.03

Net loss	$(6.19)			$(6.29)

Weighted average common shares outstanding	50,149,000	(500,000)		49,649,000

Healthaxis Inc. and Subsidiaries
Unaudited Proforma Condensed Statement of Operations
For the Three Months Ended March 31, 2002
(Dollars in thousands, except per share amounts)

		Pro Forma		Pro
	Historical	Adjustments		Forma

Revenue	$4,449			$4,449
Revenue from affiliates	5,343	$(4,500	) (1)	843

Total revenue	9,792	(4,500)		5,292
Expenses:
Costs of revenues	9,348	(3,659	) (2)	5,689
Sales and marketing	366			366
General and administrative	279			279
Research and development	117			117
Amortization of intangibles	619	(294	) (3)	325

Total expenses	10,729	(3,953)		6,776
Operating loss	(937)	(547)		(1,484)
Interest expense and other income, net	(64)			(64)

Net loss	$(1,001)	$(547)		$(1,548)

Loss per share of common stock (basic and diluted)	$(0.02)			$(0.03)

Weighted average common shares outstanding	53,483,000	(500,000)		52,983,000

Healthaxis Inc. and Subsidiaries
Unaudited Proforma Condensed Balance Sheet
As of March 31, 2002
(Dollars in thousands)

		Pro Forma		Pro
	Historical	Adjustments		Forma

Assets:
Cash and cash equivalents	$12,581	$6,500	(4)	$19,081
Accounts receivable	5,086			5,086
Prepaid and other current assets	529			529
Notes receivable	144			144

Total current assets	18,340	6,500		24,840

Property, equipment and software	2,936			2,936
Capitalized software and contract start-up costs	2,566			2,566
Customer base	6,196	(3,334	) (3)	2,862
Goodwill	24,308	(3,783	) (6)	20,525
Notes receivable and other	991			991

Total assets	$55,337	$(617)		$54,720

Liabilities and Stockholders’ Equity:
Accounts payable and accrued liabilities	$2,597	$93	(5)	$2,690
Deferred revenues	1,340			1,340

Total current liabilities	3,937	93		4,030
Long-term liabilities	29,231			29,231

Total liabilities	33,168	93		33,261
Stockholders’ equity	22,169	(3,334	) (3)
		6,500	(4)
		(3,783	) (6)
		(93	) (5)	21,459

Total liabilities and stockholders’ equity	$55,337	$(617)		$54,720

Healthaxis Inc. and Subsidiaries
Notes to Unaudited Proforma Condensed Financial Statements
Dollars in Thousands

(1)	Adjustment reflects the elimination of historical revenues received from UICI solely under the Information Technologies Services Agreement (the “Agreement”).

(2)	Adjustment reflects the elimination of variable costs directly attributable to the historical revenues received from UICI under the Agreement. These costs consist primarily of personnel related expenses that will be eliminated on a prospective basis as a result of the transfer of the former Healthaxis employees to UICI under the termination agreement and the termination of approximately 13 Healthaxis employees previously dedicated to UICI under the Agreement.

(3)	The Company has recorded an intangible asset based upon the fair value of its customer base acquired through previous mergers. Customer base has been amortized over its estimated useful life of 4 years. Amortization expense related to the portion of the customer base associated with the Agreement for the year ended December 31, 2001, and the three months ended March 31, 2002 totaled $1,473, and $294, respectively. These amounts have been eliminated from the respective unaudited proforma statements of operation. The net book value of the portion of customer base related to the Agreement totaled $3,334 at March 31, 2002, which is also reflected as an adjustment to assets as of that date.

(4)	Under the termination of the Agreement, Healthaxis received a one-time cash payment in the amount of $6,500, plus 500,000 shares of the Company’s common stock from UICI. This adjustment reflects the receipt of such consideration. The fair value of the common shares received ($250) has no effect on total stockholders’ equity.

(5)	Adjustment reflects the accrual of severance and other miscellaneous expenses related to the termination of approximately 13 Healthaxis employees previously dedicated to UICI under the Agreement.

(6)	To reflect the elimination of goodwill allocated to the outsourcing group segment which has been discontinued upon the termination of the Agreement.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 states that goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed for impairment annually, or more frequently if impairment indicators arise. The Company is evaluating the impact of SFAS No. 142 and expects to record transitional impairment, if any, in the second quarter of 2002 as a cumulative effect of the accounting change as of January 1, 2002. The proforma adjustment of goodwill of $3,783 represents the elimination of goodwill allocated to the outsourcing group segment but does not reflect the impact, if any, of the allocation of a portion of the elimination as a result of the application of the transitional impairment test under SFAS No. 142.

(7)	To reflect the elimination of amortization expense related to goodwill allocated to the Company’s outsourcing group segment (see Note 6) which has been discontinued upon the termination of the Agreement. Elimination of goodwill amortization expense for the three months ended March 31, 2002 is not required as goodwill was no longer amortized upon adoption of SFAS No. 142 as of January 1, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2002

HEALTHAXIS INC.

By:	/s/ JOHN CARRADINE John Carradine Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 11, 2002.